UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

During our earnings conference call on October 29, 2019, we highlighted the following outlook for the fourth quarter 2019.

(Dollar amounts are approximations)

For the fourth quarter of the year, we estimate our revenue to range from $1.335 billion to $1.345 billion. We expect price growth for solid waste to remain around 5%, with volume growth down between 1% and 1.5%.  Net income attributable to Waste Connections is estimated to be between approximately $143.6 million and $142.4 million. Adjusted EBITDA, as reconciled below, is estimated to be approximately $405 million.

Q4 2019 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	Q4 2019 Outlook
	Estimates		Observation
Net income attributable to Waste Connections	$143,550	$142,350
Plus: Income tax provision	39,300	39,000	Approximately 21.5% effective rate*
Plus: Interest expense, net of interest income	34,500	34,500
Plus: Depreciation and depletion	152,000	153,500	Approximately 11.4% of revenue
Plus: Amortization	32,000	32,000	Approximately 2.4% of revenue, or over $0.09 per diluted share net of taxes
Plus: Closure and post-closure accretion	3,650	3,650
Adjusted EBITDA	$405,000	$405,000

*Our effective tax rate in the fourth quarter is estimated to be about 21.5%.  We estimate that the Q4 rate would increase to approximately 35% in the event that the proposed regulations as originally drafted were to be enacted during the period, which would result in an impact of approximately $0.10 per share in Q4, with the rate declining back to approximately 22% in 2020.

These estimates assume no change in the current economic and operating environment. They also exclude any impact from additional acquisitions or divestitures that may close during the remainder of the year, and expensing of transaction-related items during the periods.

We also provided preliminary thoughts for full year 2020, which assume no change in the current economic environment.  We believe that we remain in a price-led, solid waste organic growth range of between 4% and 6%, which should continue to drive underlying margin expansion in solid waste collection, transfer and disposal in 2020. Price is expected to remain around 5%, and our volumes should reflect underlying trends in macro activity. With respect to acquisitions, we could enter 2020 in a similar to position to the start of 2019, at which time we had approximately $200 million in revenue contribution in place from acquisitions, with the potential for additional contributions. All in, this could result in potential top line growth for 2020 of between 8% and 10% from solid waste organic growth and acquisition contribution that could already be in place by early next year. At current recycled commodity and landfill gas values, 2020 headwinds should be less than half of what we experienced in 2019, with any recovery in such values reducing that impact.

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  We define adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  We further adjust this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

The information furnished in Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Safe Harbor and Forward-Looking Information

This document contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this document are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this document include, but are not limited to, statements about expected fourth quarter 2019 and preliminary full year 2020 outlook for financial results. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this document.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this document, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: October 29, 2019	BY:	/s/ Mary Anne Whitney
Mary Anne Whitney
Senior Vice President and Chief Financial Officer